UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 22, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In this Current Report on Form 8-K, Energy Future Holdings Corp. (“EFH Corp.”) and EFH Corp.’s direct wholly-owned subsidiaries, Energy Future Intermediate Holding Company LLC (“EFIH”) and Energy Future Competitive Holdings Company (“EFCH”), are providing selected preliminary unaudited financial data for the year ended December 31, 2012 for each of EFH Corp., EFIH, and EFIH’s direct wholly-owned subsidiary, Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”).

Management of EFH Corp., EFIH and Oncor Holdings (collectively, the “Companies”) have prepared the respective selected unaudited preliminary financial data below in good faith based upon the most current information available to management. The Companies’ normal yearly closing and financial reporting processes with respect to such unaudited preliminary financial data have not been fully completed. As a result, the actual financial results could be different from such unaudited preliminary financial data. The Companies’ independent registered public accounting firm has not completed its audits for the year ended December 31, 2012, has not performed any review procedures with respect to the unaudited preliminary financial data provided below, and has not expressed any opinion or any other form of assurance on such information. EFH Corp., EFCH and EFIH expect to file their Annual Reports on Form 10-K with the United States (U.S.) Securities and Exchange Commission (“SEC”) on or about February 15, 2013.

While the unaudited financial data provided is preliminary and subject to change, except for the potential effects of the intangible asset impairment test discussed below, the Companies do not expect actual financial reporting data for the year ended December 31, 2012 to vary materially from the corresponding preliminary amounts provided below.

The EFH Corp. unaudited preliminary financial data below has been prepared on a basis consistent with EFH Corp.’s consolidated financial statements for the year ended December 31, 2011, which are included in EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2011 that it filed with the SEC on February 21, 2012. The EFIH and Oncor Holdings unaudited preliminary financial data below has been prepared on a basis consistent with the consolidated financial statements for the year ended December 31, 2011 of EFIH and Oncor Holdings, respectively, which are included in EFIH’s Annual Report on Form 10-K for the year ended December 31, 2011 that it filed with the SEC on February 21, 2012.

In accordance with accounting standards, the carrying value of goodwill (and certain other indefinite-lived intangible assets that are not subject to amortization) is tested for impairment annually, or more frequently if certain conditions exist. Factors such as the economic and market conditions in the Electric Reliability Council of Texas (“ERCOT”), including the forward market prices for electricity and natural gas and market heat rates, environmental regulations, and the condition of assets are considered in this impairment analysis. The actual timing and amounts of any impairment depend on many sensitive, interrelated and uncertain variables. EFH Corp. management continues to evaluate the effects of these factors, especially declines in forward market prices for wholesale electricity in ERCOT, on the carrying value of goodwill and generation assets related to its Competitive Electric segment. This evaluation may ultimately result in the recording of a noncash impairment charge as of December 31, 2012, which is currently not reflected in the unaudited preliminary financial data below for EFH Corp. Any impairment will result in a charge against earnings, which could cause a material adverse impact on EFH Corp.’s reported results of operations and financial condition.

EFH Corp. Unaudited Preliminary Financial Data

Selected unaudited preliminary financial data for EFH Corp. for the year ended December 31, 2012 and actual financial data for the year ended December 31, 2011 (amounts in millions) are provided in the table below:

	Year Ended December 31,
	2012 (Preliminary)	2011 (Actual)
Operating revenues	$5,636	$7,040
Net loss (a)	(2,167)	(1,913)
EFH Corp. Adjusted EBITDA (per restricted payments covenant)	5,257	5,036

(a)	As discussed above, net loss for the year ended December 31, 2012 does not include any noncash impairment charge that could result from EFH Corp.’s goodwill and other intangible asset impairment testing.

As shown (in millions) in the table below, EFH Corp.’s available liquidity (excluding Oncor Holdings and its subsidiaries) at December 31, 2012 totaled $2.8 billion as compared to $2.4 billion at December 31, 2011.

	December 31, 2012 (Preliminary)	December 31, 2011 (Actual)	Change
Cash and cash equivalents – EFH Corp. (parent entity)	$314	$660	$(346)
Cash and cash equivalents – EFIH (a)	1,104	46	1,058
Cash and cash equivalents – TCEH	1,175	120	1,055
TCEH Revolving Credit Facility	—	1,384	(1,384)
TCEH Letter of Credit Facility	183	169	14

Total liquidity	$2,776	$2,379	$397

(a)	December 31, 2012 preliminary amount includes $680 million in cash held in escrow to settle the demand notes payable by EFH Corp. to Texas Competitive Electric Holdings Company LLC (“TCEH”), a direct, wholly-owned subsidiary of EFCH. EFIH will use the $680 million in cash to pay a dividend to EFH Corp. in January 2013.

Set forth below is a reconciliation (amounts in millions) of net loss to EBITDA and Adjusted EBITDA (each as defined below) for the years ended December 31, 2012 (preliminary) and 2011 (actual). For more information on EBITDA and Adjusted EBITDA and why management believes Adjusted EBITDA is a useful measure, see note (b) below.

	Year Ended December 31,
	2012 (Preliminary)	2011 (Actual)
Net loss (a)	$(2,167)	$(1,913)
Income tax benefit	(1,236)	(1,134)
Interest expense and related charges	3,508	4,294
Depreciation and amortization	1,373	1,499

EBITDA (b)	$1,478	$2,746
Oncor Holdings distributions of earnings	147	116
Interest income	(2)	(2)
Amortization of nuclear fuel	156	142
Purchase accounting adjustments (c)	74	204
Impairment and write-down of assets (d)	48	433
Debt extinguishment gains	—	(51)
Equity in earnings of unconsolidated subsidiary (net of tax)	(270)	(286)
Unrealized net (gain) loss resulting from commodity hedging and trading transactions	1,526	(58)
EBITDA amount attributable to consolidated unrestricted subsidiaries	4	—
Noncash compensation expenses (e)	11	13
Transition and business optimization costs (f)	35	39
Transaction and merger expenses (g)	39	37
Restructuring and other (h)	15	80
Charges related to pension plan actions (i)	296	—
Expenses incurred to upgrade or expand a generation station (j)	100	100

Adjusted EBITDA per Incurrence Covenant	$3,657	$3,513
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	1,600	1,523

Adjusted EBITDA per Restricted Payments Covenant	$5,257	$5,036

(a)	December 31, 2012 preliminary amount does not reflect the effects of any noncash impairment charge that could result from EFH Corp.’s goodwill and other intangible asset impairment testing discussed above.
(b)	EBITDA refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA refers to EBITDA adjusted to exclude noncash items, unusual items and other adjustments allowable under certain of EFH Corp.’s debt arrangements. Adjusted EBITDA and EBITDA are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and, thus, are non-GAAP financial measures. EFH Corp. is providing its Adjusted EBITDA solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in its debt arrangements. EFH Corp. does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with U.S. GAAP. Additionally, EFH Corp. does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFH Corp.’s presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures used by other companies.
(c)	Purchase accounting adjustments include amortization of the intangible net asset value of retail and wholesale power sales agreements, environmental credits, coal purchase contracts, nuclear fuel contracts and power purchase agreements and the stepped up value of nuclear fuel. The adjustments also include certain credits and gains on asset sales not recognized in net income due to purchase accounting. Adjusted EBITDA for 2011 includes $46 million related to an asset sale.
(d)	Impairment of assets in 2011 includes impairment of emission allowances and certain mining assets due to an EPA rule issued in July 2011.
(e)	Noncash compensation expenses represent amounts recorded under stock-based compensation accounting standards and exclude capitalized amounts.
(f)	Transition and business optimization costs include certain incentive compensation expenses, as well as professional fees and other costs related to generation plant reliability and supply chain efficiency initiatives.
(g)	Transaction and merger expenses primarily represent Sponsor Group management fees.

(h)	Restructuring and other in 2011 includes gains on termination of a long-term power sales contract and settlement of amounts due from a hedging/trading counterparty, fees related to the amendment and extension of the TCEH senior secured credit facilities, and reversal of certain liabilities accrued in purchase accounting.
(i)	Charges related to pension plan actions resulted from the termination and payout of pension obligations for active nonunion employees of EFH Corp.’s competitive businesses and the assumption by Oncor Electric Delivery Company LLC (“Oncor”) under a new Oncor pension plan of all of EFH Corp.’s pension obligations to retirees and terminated vested participants. The charges represent actuarial losses previously recorded as other comprehensive income.
(j)	Expenses incurred to upgrade or expand a generation station represent noncapital outage costs.

EFIH Unaudited Preliminary Financial Data

Selected unaudited preliminary financial data for EFIH for the year ended December 31, 2012 and actual financial data for the year ended December 31, 2011 (amounts in millions) are provided in the table below:

	Year Ended December 31,
	2012 (Preliminary)	2011 (Actual)
Income before income taxes and equity in earnings of unconsolidated subsidiary	$97	$204
Equity in earnings of unconsolidated subsidiary	270	286
Net income	331	417
Adjusted EBITDA (per restricted payments covenant)	1,747	1,639

Set forth below is a reconciliation (amounts in millions) of net income to EBITDA and Adjusted EBITDA for the years ended December 31, 2012 (preliminary) and 2011 (actual). For more information on EBITDA and Adjusted EBITDA and why management believes Adjusted EBITDA is a useful measure, see note (a) below.

	Year Ended December 31,
	2012 (Preliminary)	2011 (Actual)
Net income	$331	$417
Income tax expense	36	73
Interest expense and related charges	524	348

EBITDA (a)	$891	$838
Oncor Holdings distributions of earnings	147	116
Interest income	(621)	(552)
Equity in earnings of unconsolidated subsidiary (net of tax)	(270)	(286)

Adjusted EBITDA per Incurrence Covenant	$147	$116
Add Oncor Adjusted EBITDA (reduced by Oncor Holdings distributions)	1,600	1,523

Adjusted EBITDA per Restricted Payments Covenant	$1,747	$1,639

(a)	EBITDA refers to earnings (net income) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA refers to EBITDA adjusted to exclude noncash items, unusual items and other adjustments allowable under the indentures governing EFIH’s debt arrangements. Adjusted EBITDA and EBITDA are not recognized terms under U.S. GAAP and, thus, are non-GAAP financial measures. EFIH is providing its Adjusted EBITDA solely because of the important role that Adjusted EBITDA plays in respect of certain covenants contained in its debt arrangements. EFIH does not intend for Adjusted EBITDA (or EBITDA) to be an alternative to net income as a measure of operating performance or an alternative to cash flows from operating activities as a measure of liquidity or an alternative to any other measure of financial performance presented in accordance with U.S. GAAP. Additionally, EFIH does not intend for Adjusted EBITDA (or EBITDA) to be used as a measure of free cash flow available for management’s discretionary use, as the measure excludes certain cash requirements such as interest payments, tax payments and other debt service requirements. Because not all companies use identical calculations, EFIH’s presentation of Adjusted EBITDA (and EBITDA) may not be comparable to similarly titled measures used by other companies.

Oncor Holdings Unaudited Preliminary Financial Data

Selected unaudited preliminary financial data for Oncor Holdings for the year ended December 31, 2012 and actual financial data for the year ended December 31, 2011 (amounts in millions) are provided in the table below:

	Year Ended December 31,
	2012 (Preliminary)	2011 (Actual)
Total operating revenues	$3,328	$3,118
Operating income	731	693
Net income	340	360
Net income attributable to Oncor Holdings	270	286

Information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate it by reference. Notwithstanding the foregoing, this Current Report on Form 8-K shall be deemed to be incorporated by reference into each of (i) the Offering Memorandum and Consent Solicitation Statement, dated December 21, 2012, setting forth certain of the terms and conditions of the previously announced private exchange offers by EFIH and EFIH Finance Inc. (collectively, the “Offerors”) to exchange up to approximately $1.3 billion aggregate principal amount of new 10.000% Senior Secured Notes due 2020 (the “New First Lien Notes”) issued by the Offerors for any and all outstanding (a) 9.75% Senior Secured Notes due 2019 issued by EFH Corp., (b) 10.000% Senior Secured Notes due 2020 issued by EFH Corp. and (c) 9.75% Senior Secured Notes due 2019 issued by the Offerors (collectively, the “Existing First Lien Notes”) and the concurrent consent solicitations by EFH Corp. and the Offerors from holders of Existing First Lien Notes and (ii) the Offering Memorandum, dated December 21, 2012, setting forth certain of the terms and conditions of the previously announced private exchange offers by the Offerors to exchange up to approximately $124 million aggregate principal amount of new 11.25%/12.25% Senior Toggle Notes due 2018 (the “New Unsecured Notes”) issued by the Offerors for any and all outstanding 10.875% Senior Notes due 2017 issued by EFH Corp. and 11.250%/12.000% Senior Toggle Notes due 2017 issued by EFH Corp.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the New First Lien Notes or the New Unsecured Notes (collectively, the “New Notes”), nor shall there be any sale of the New Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The New Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The exchange offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The exchange offers are being made only in the United States to “qualified institutional buyers” (as that term is defined in Rule 144A of the Securities Act) and to certain non-U.S. persons (as that term is defined in Regulation S under the Securities Act) located outside the United States.

***

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed in EFH Corp.’s, EFIH’s and EFCH’s Annual Reports on Form 10-K for the year ended December 31, 2011 and EFH Corp.’s, EFIH’s and EFCH’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K. Each of EFH Corp., EFIH and EFCH undertakes no obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8 K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President & Controller

Dated: January 22, 2013